Exhibit 99.1

Press Release

For Further Information Contact:

INVESTORS:	MEDIA:
Byron Purcell	Christopher Savarese
(717) 975-5809	(717) 975-5718
or investor@riteaid.com

FOR IMMEDIATE RELEASE

Rite Aid Reports Fiscal 2020 First Quarter Results

•            First Quarter Retail Pharmacy Segment Same Store Sales Increased 1.4 Percent

•                  Same Store 30-Day Equivalent Prescription Count Grew 3.7 Percent

•                  Front End Same Store Sales, Excluding Cigarettes and Tobacco Products, Grew 0.3 Percent

•            First Quarter Net Loss from Continuing Operations of $99.3 Million or $1.88 Per Share, Compared to the Prior Year First Quarter Net Loss of $41.7 Million or $0.79 Per Share

•                  Current Quarter Net Loss from Continuing Operations Includes $43.4 Million in Pre-Tax Restructuring-Related Costs

•            First Quarter Adjusted Net Loss from Continuing Operations of $7.5 Million or $0.14 Per Share, Compared    to the Prior Year First Quarter Adjusted Net Income of $1.0 Million or $0.02 Per Share

•            First Quarter Adjusted EBITDA from Continuing Operations of $110.3 Million, Compared to the Prior Year First Quarter Adjusted EBITDA of $138.0 Million

•            Rite Aid Confirms Fiscal 2020 Outlook

CAMP HILL, Pa. (June 26, 2019) - Rite Aid Corporation (NYSE: RAD) today reported operating results for its first fiscal quarter ended June 1, 2019.

For the first quarter, the company reported net loss from continuing operations of $99.3 million, or $1.88 per share, Adjusted net loss from continuing operations of $7.5 million, or $0.14 per share, and Adjusted EBITDA from continuing operations of $110.3 million, or 2.1 percent of revenues.

“While first quarter results did not meet our expectations due to prescription reimbursement rate pressure in the Retail Pharmacy Segment and margin compression in the Pharmacy Services Segment, we are pleased with the improvements in our top-line growth and operating efficiency in the Retail Pharmacy Segment and Medicare Part D revenue growth in the Pharmacy Services Segment,” said Rite Aid CEO John Standley. “Looking forward, enhancements made to the McKesson supply agreement, generic purchasing improvements, revenue growth and the benefits of actions we have taken to reduce costs should drive improved results in both segments for the remainder of the year. We expect to meet our full-year guidance. In addition, through our ‘Path to the Future’ transformation initiative, we are identifying significant opportunities to drive further growth and operating efficiency in fiscal 2021, with a focus on reducing our reliance on traditional pharmacy reimbursement rate models.”

-More-

First Quarter Summary

Revenues from continuing operations for the quarter were $5.37 billion compared to revenues from continuing operations of $5.39 billion in the prior year’s quarter. Retail Pharmacy Segment revenues were $3.86 billion and decreased 0.8 percent compared to the prior year period due to a reduction in store count, partially offset by an increase in same store sales. Revenues in the Pharmacy Services Segment were $1.57 billion, an increase of 1.5 percent compared to the prior year period, which was due to an increase in Medicare Part D revenue.

Same store sales from Retail Pharmacy continuing operations for the first quarter increased 1.4 percent over the prior year, consisting of a 2.3 percent increase in pharmacy sales and a 0.3 percent decrease in front-end sales. Front-end same store sales, excluding cigarettes and tobacco products, increased 0.3 percent. Pharmacy sales were negatively impacted by approximately 207 basis points as a result of new generic introductions. The number of prescriptions filled in same stores, adjusted to 30-day equivalents, increased 3.7 percent over the prior year period resulting primarily from the company’s initiatives to drive medication adherence and script growth. Prescription sales from continuing operations accounted for 66.9 percent of total drugstore sales.

Net loss from continuing operations was $99.3 million or $1.88 per share compared to last year’s first quarter net loss from continuing operations of $41.7 million or $0.79 per share. The increase in net loss was due primarily to higher restructuring-related costs, a decrease in Adjusted EBITDA, and higher income tax expense, partially offset by a reduction in depreciation and amortization expense and lease termination and impairment charges.

Adjusted EBITDA from continuing operations was $110.3 million or 2.1 percent of revenues for the first quarter compared to Adjusted EBITDA from continuing operations of $138.0 million or 2.6 percent of revenues for the same period last year, a decrease of $27.7 million. The Retail Pharmacy Segment Adjusted EBITDA from continuing operations decreased $20.1 million compared to the prior year due primarily to weaker pharmacy gross profit caused by prescription reimbursement rate pressure that the company was not able to fully offset with both generic drug purchasing efficiencies and increases in prescriptions filled in comparable stores. The reduction in reimbursement rates was partially caused by a $12.5 million charge for a change in estimated exposure for a retroactive billing from a state Medicaid agency. These negative variances were partially offset by an improvement in Adjusted EBITDA selling, general and administrative (“SG&A”) expense of $23.7 million. This improvement was driven by lower salaries and benefit expense relating to the recent corporate restructuring that more than offset the reduction in Transition Services Agreement (“TSA”) fee income from Walgreens Boots Alliance (“WBA”) and strong labor and expense control at the stores. The Pharmacy Services Segment Adjusted EBITDA decreased $7.5 million over the prior year due to margin compression in the company’s commercial business and other operating investments to support current year and future growth.

In the first quarter, the company remodeled 27 stores, bringing the total number of wellness stores chainwide to 1,787. Additionally, the company opened 1 store and closed 4 stores, resulting in a total store count of 2,466 at the end of the first quarter.

Outlook for Fiscal 2020

Rite Aid is confirming its fiscal 2020 outlook. The company’s outlook assumes a continued decline in prescription reimbursement rates, partially offset by continued prescription count growth, improvements in drug costs and continued strong SG&A expense control. The company expects the quarterly run rate of Adjusted EBITDA for fiscal 2020 to improve given expectations for same store prescription growth, the timing of drug purchasing improvements and actions we are taking to reduce costs.

Rite Aid said it expects sales to be between $21.5 billion and $21.9 billion in fiscal 2020 with same store sales expected to range from an increase of 0.0 percent to an increase of 1.0 percent over fiscal 2019.

2

Net loss is expected to be between $170.0 million and $220.0 million.

Adjusted EBITDA is expected to be between $500.0 million and $560.0 million.

Adjusted net (loss) income per share is expected to be between a loss of $0.14 and income of $0.72.

Capital expenditures are expected to be approximately $250 million.

Conference Call Broadcast

Rite Aid will hold an analyst call at 5:00 p.m. Eastern Time today with remarks by Rite Aid’s management team. The call will be simulcast via the internet and can be accessed at www.riteaid.com in the conference call section of investor information. A playback of the call will also be available by telephone beginning at 8:00 p.m. Eastern Time today until 11:59 p.m. Eastern Time on June 28, 2019. The playback number is 1-855-859-2056 from within the U.S. and Canada or 1-404-537-3406 from outside the U.S. and Canada with the reservation number 4580936.

Rite Aid is one of the nation’s leading drugstore chains with 2,466 stores in 18 states. Information about Rite Aid, including corporate background and press releases, is available through Rite Aid’s website at www.riteaid.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this release that are not historical, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding Rite Aid’s outlook for fiscal 2020; Rite Aid’s competitive position and ability to realize its growth initiatives and operating efficiencies; and any assumptions underlying any of the foregoing. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, our high level of indebtedness and our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our debt agreements; general economic, industry, market, competitive, regulatory and political conditions; our ability to improve the operating performance of our stores in accordance with our long term strategy; the impact of private and public third-party payers continued reduction in prescription drug reimbursements and efforts to encourage mail order; our ability to manage expenses and our investments in working capital; outcomes of legal and regulatory matters; changes in legislation or regulations, including healthcare reform; our ability to achieve the benefits of our efforts to reduce the costs of our generic and other drugs; risks related to the pending sale of the remaining Rite Aid distribution centers and related assets to Walgreens Boots Alliance, Inc. (“WBA”), including the possibility that the transactions may not close, or the business of Rite Aid may suffer as a result of uncertainty surrounding the pending transactions; our ability to successfully execute and achieve benefits from our leadership transition plan and organizational restructuring, including our chief executive officer search process, and to manage the transition to a new chief executive officer and other management; the potential for operational disruptions due to, among other things, concerns of management, employees, current and potential customers, other third parties with whom we do business and shareholders; the success of any changes to our business strategy that may be implemented under our new chief executive officer and other management; our ability to achieve cost savings through the organizational restructurings within the anticipated timeframe, if at all; possible changes in the size and components of the expected costs and charges associated with the organizational restructuring plan; and the outlook for and future growth of the Company. These and other risks, assumptions and uncertainties are more fully described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in other documents that we file or furnish with the Securities and Exchange Commission, which you are encouraged to read.

3

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Rite Aid expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Reconciliation of Non-GAAP Financial Measures

Rite Aid separately reports financial results on the basis of Adjusted Net Income (Loss), Adjusted Net Income (Loss) per Diluted Share and Adjusted EBITDA which are non-GAAP financial measures. See the attached tables for a reconciliation of Adjusted Net Income (Loss), Adjusted Net Income (Loss) per Diluted Share and Adjusted EBITDA to net income (loss), and net income (loss) per diluted share, which are the most directly comparable GAAP financial measures. Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share exclude amortization expense, merger and acquisition-related costs, non-recurring litigation settlement, loss on debt retirements, LIFO adjustments, goodwill and intangible asset impairment charges, restructuring-related costs and the WBA merger termination fee. The current calculations of Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share reflect a modification made in the second quarter of fiscal 2019 to add back all amortization expenses rather than the amortization of EnvisionRx intangible assets only. Adjusted EBITDA is defined as net income (loss) excluding the impact of income taxes, interest expense, depreciation and amortization, LIFO adjustments, charges or credits for facility closing and impairment, goodwill and intangible asset impairment charges, inventory write-downs related to store closings, loss on debt retirements, the WBA merger termination fee, and other items (including stock-based compensation expense, merger and acquisition-related costs, non-recurring litigation settlement, severance, restructuring-related costs and costs related to facility closures and gain or loss on sale of assets). The current calculation of Adjusted EBITDA reflects a modification made in the second quarter of fiscal 2019 to eliminate the add back of revenue deferrals related to our customer loyalty program and to present amounts previously included within other as separate reconciling items. We further note that the add back of LIFO (credit) charge when calculating Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share removes the entire impact of LIFO (credits) charges, and effectively reflects Rite Aid’s results as if the company was on a FIFO inventory basis.

In addition to Adjusted EBITDA, Adjusted Net (Loss) Income and Adjusted Net (Loss) Income per Diluted Share, we occasionally refer to several other Non-GAAP measures, on a less frequent basis, in order to describe certain components of our business and how we utilize them to describe our results. Adjusted EBITDA Gross Profit includes LIFO adjustments, depreciation and amortization (COGS portion only) and other items. The presentation includes a reconciliation of Adjusted EBITDA Gross Profit to Revenue, which is the most directly comparable GAAP financial measure. Adjusted EBITDA SG&A excludes depreciation and amortization (SG&A portion only), stock-based compensation expense, merger and acquisition-related costs, litigation settlement, restructuring-related costs and other items. The presentation includes a reconciliation of Adjusted EBITDA SG&A to Revenue, which is the most directly comparable GAAP financial measure.

###

4

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	June 1, 2019	March 2, 2019
ASSETS
Current assets:
Cash and cash equivalents	$190,453	$144,353
Accounts receivable, net	1,803,778	1,788,712
Inventories, net of LIFO reserve of $611,933 and $604,444	1,875,917	1,871,941
Prepaid expenses and other current assets	104,784	179,132
Current assets held for sale	153,811	117,581
Total current assets	4,128,743	4,101,719
Property, plant and equipment, net	1,284,680	1,308,514
Operating lease right-of-use assets	2,985,213	—
Goodwill	1,108,136	1,108,136
Other intangibles, net	400,084	448,706
Deferred tax assets	409,084	409,084
Other assets	213,749	215,208
Total assets	$10,529,689	$7,591,367

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$11,751	$16,111
Accounts payable	1,556,425	1,618,585
Accrued salaries, wages and other current liabilities	782,205	808,439
Current portion of operating lease liabilities	450,933	—
Current liabilities held for sale	43,829	—
Total current liabilities	2,845,143	2,443,135
Long-term debt, less current maturities	3,582,037	3,454,585
Long-term operating lease liabilities	2,790,738	—
Lease financing obligations, less current maturities	22,679	24,064
Other noncurrent liabilities	253,875	482,893
Total liabilities	9,494,472	6,404,677

Commitments and contingencies	—	—
Stockholders’ equity:
Common stock	53,833	54,016
Additional paid-in capital	5,882,363	5,876,977
Accumulated deficit	(4,869,679)	(4,713,244)
Accumulated other comprehensive loss	(31,300)	(31,059)
Total stockholders’ equity	1,035,217	1,186,690
Total liabilities and stockholders’ equity	$10,529,689	$7,591,367

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended June 1, 2019	Thirteen weeks ended June 2, 2018
Revenues	$5,372,589	$5,388,490
Costs and expenses:
Cost of revenues	4,245,866	4,219,741
Selling, general and administrative expenses	1,162,652	1,152,627
Lease termination and impairment charges	478	9,859
Interest expense	58,270	62,792
Loss on debt retirements, net	—	554
Gain on sale of assets, net	(2,712)	(5,859)

	5,464,554	5,439,714

Loss from continuing operations before income taxes	(91,965)	(51,224)
Income tax expense (benefit)	7,374	(9,497)
Net loss from continuing operations	(99,339)	(41,727)
Net (loss) income from discontinued operations, net of tax	(320)	256,143
Net (loss) income	$(99,659)	$214,416

Basic and diluted (loss) income per share:

Numerator for (loss) income per share:
Net loss from continuing operations attributable to common stockholders - basic and diluted	$(99,339)	$(41,727)
Net (loss) income from discontinued operations attributable to common stockholders - basic and diluted	(320)	256,143
(Loss) income attributable to common stockholders - basic and diluted	$(99,659)	$214,416

Denominator:
Basic and diluted weighted average shares	52,976	52,719

Basic and diluted (loss) income per share
Continuing operations	$(1.88)	$(0.79)
Discontinued operations	$0.00	$4.86
Net basic and diluted (loss) income per share	$(1.88)	$4.07

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Thirteen weeks ended June 1, 2019	Thirteen weeks ended June 2, 2018

OPERATING ACTIVITIES:
Net (loss) income	$(99,659)	$214,416
Net (loss) income from discontinued operations, net of tax	(320)	256,143
Net loss from continuing operations	$(99,339)	$(41,727)
Adjustments to reconcile to net cash used in operating activities of continuing operations:
Depreciation and amortization	83,926	94,529
Lease termination and impairment charges	478	9,859
LIFO charge	7,489	9,966
Gain on sale of assets, net	(2,712)	(5,859)
Stock-based compensation expense	5,380	5,031
Loss on debt retirements, net	—	554
Changes in deferred taxes	—	(12,355)
Changes in operating assets and liabilities:
Accounts receivable	(17,565)	(194,159)
Inventories	(11,454)	31,101
Accounts payable	(75,893)	207,960
Operating lease right-of-use assets and operating lease liabilities	(11,893)	—
Other assets	22,513	7,102
Other liabilities	47,831	(128,316)
Net cash used in operating activities of continuing operations	(51,239)	(16,314)
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(40,981)	(47,971)
Intangible assets acquired	(8,210)	(13,655)
Proceeds from dispositions of assets and investments	658	9,916
Proceeds from sale-leaseback transactions	—	2,587
Net cash used in investing activities of continuing operations	(48,533)	(49,123)
FINANCING ACTIVITIES:
Net proceeds from revolver	125,000	190,000
Principal payments on long-term debt	(1,780)	(431,106)
Change in zero balance cash accounts	36,387	1,083
Net proceeds from the issuance of common stock	—	910
Payments for taxes related to net share settlement of equity awards	(195)	—
Financing fees paid for early debt redemption	—	(13)
Deferred financing costs paid	(186)	—
Net cash provided by (used in) financing activities of continuing operations	159,226	(239,126)
Cash flows from discontinued operations:
Operating activities of discontinued operations	(13,877)	(74,050)
Investing activities of discontinued operations	523	603,402
Financing activities of discontinued operations	—	(525,031)
Net cash (used in) provided by discontinued operations	(13,354)	4,321
Increase (decrease) in cash and cash equivalents	46,100	(300,242)
Cash and cash equivalents, beginning of period	144,353	447,334
Cash and cash equivalents, end of period	$190,453	$147,092

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL SEGMENT OPERATING INFORMATION

(Dollars in thousands)

(unaudited)

	Thirteen weeks ended June 1, 2019	Thirteen weeks ended June 2, 2018

Retail Pharmacy Segment
Revenues from continuing operations (a)	$3,864,808	$3,897,765
Cost of revenues from continuing operations (a)	2,834,313	2,828,308
Gross profit from continuing operations	1,030,495	1,069,457
LIFO charge from continuing operations	7,489	9,966
FIFO gross profit from continuing operations	1,037,984	1,079,423
Adjusted EBITDA gross profit from continuing operations	1,040,263	1,084,038

Gross profit as a percentage of revenues - continuing operations	26.66%	27.44%
LIFO charge as a percentage of revenues - continuing operations	0.19%	0.26%
FIFO gross profit as a percentage of revenues - continuing operations	26.86%	27.69%
Adjusted EBITDA gross profit as a percentage of revenues - continuing operations	26.92%	27.81%

Selling, general and administrative expenses from continuing operations	1,071,325	1,064,387
Adjusted EBITDA selling, general and administrative expenses from continuing operations	956,255	979,909
Selling, general and administrative expenses as a percentage of revenues - continuing operations	27.72%	27.31%
Adjusted EBITDA selling, general and administrative expenses as a percentage of revenues - continuing operations	24.74%	25.14%

Cash interest expense	54,610	62,901
Non-cash interest expense	3,660	4,506
Total interest expense	58,270	67,407
Interest expense - continuing operations	58,270	62,792
Interest expense - discontinued operations	0	4,615

Adjusted EBITDA - continuing operations	84,008	104,129
Adjusted EBITDA as a percentage of revenues - continuing operations	2.17%	2.67%

Pharmacy Services Segment
Revenues (a)	$1,566,292	$1,542,762
Cost of revenues (a)	1,470,064	1,443,470
Gross profit	96,228	99,292

Gross profit as a percentage of revenues	6.14%	6.44%

Adjusted EBITDA	26,339	33,863
Adjusted EBITDA as a percentage of revenues	1.68%	2.19%

(a) - Revenues and cost of revenues include $58,511 and $52,037 of inter-segment activity for the thirteen weeks ended June 1, 2019 and June 2, 2018, respectively, that is eliminated in consolidation.

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(In thousands)

(unaudited)

	Thirteen weeks ended June 1, 2019	Thirteen weeks ended June 2, 2018

Reconciliation of net loss to adjusted EBITDA:
Net loss - continuing operations	$(99,339)	$(41,727)
Adjustments:
Interest expense	58,270	62,792
Income tax expense (benefit)	7,374	(9,497)
Depreciation and amortization	83,926	94,529
LIFO charge	7,489	9,966
Lease termination and impairment charges	478	9,859
Loss on debt retirements, net	—	554
Merger and Acquisition-related costs	3,085	7,188
Stock-based compensation expense	5,380	5,031
Restructuring-related costs	43,350	—
Inventory write-downs related to store closings	841	3,833
Gain on sale of assets, net	(2,712)	(5,859)
Other	2,205	1,323
Adjusted EBITDA - continuing operations	$110,347	$137,992
Percent of revenues - continuing operations	2.05%	2.56%

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

ADJUSTED NET (LOSS) INCOME

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended June 1, 2019	Thirteen weeks ended June 2, 2018

Net loss from continuing operations	$(99,339)	$(41,727)
Add back - Income tax expense (benefit)	7,374	(9,497)
Loss before income taxes - continuing operations	(91,965)	(51,224)

Adjustments:
Amortization expense	27,660	35,400
LIFO charge	7,489	9,966
Merger and Acquisition-related costs	3,085	7,188
Restructuring-related costs	43,350	—

Adjusted (loss) income before income taxes - continuing operations	(10,381)	1,330

Adjusted income tax (benefit) expense (a)	(2,862)	306
Adjusted net (loss) income from continuing operations	$(7,519)	$1,024

Adjusted net (loss) income per diluted share - continuing operations:

Numerator for adjusted net (loss) income per diluted share:
Adjusted net (loss) income from continuing operations	$(7,519)	$1,024

Denominator:
Basic weighted average shares	52,976	52,719
Outstanding options and restricted shares, net	—	200
Diluted weighted average shares	52,976	52,919

Net loss from continuing operations per diluted share - continuing operations	$(1.88)	$(0.79)

Adjusted net (loss) income per diluted share - continuing operations	$(0.14)	$0.02

(a)         The fiscal year 2020 and 2019 annual effective tax rates, calculated using a federal rate plus a net state rate that excluded the impact of state NOL’s, state credits and valuation allowance, was used for the thirteen weeks ended June 1, 2019 and June 2, 2018, respectively.

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF ADJUSTED EBITDA GROSS PROFIT AND RECONCILIATION OF ADJUSTED EBITDA SELLING, GENERAL AND ADMINISTRATIVE EXPENSES - RETAIL PHARMACY SEGMENT

(In thousands)

(unaudited)

	Thirteen weeks ended June 1, 2019	Thirteen weeks ended June 2, 2018

Reconciliation of adjusted EBITDA gross profit:
Revenues	$3,864,808	$3,897,765
Gross Profit	1,030,495	1,069,457
Addback:
LIFO charge	7,489	9,966
Depreciation and amortization (cost of goods sold portion only)	2,263	2,367
Other	16	2,248
Adjusted EBITDA gross profit - continuing operations	$1,040,263	$1,084,038
Percent of revenues - continuing operations	26.92%	27.81%

Reconciliation of adjusted EBITDA selling, general and administrative expenses:
Revenues	$3,864,808	$3,897,765
Selling, general and administrative expenses	1,071,325	1,064,387
Less:
Depreciation and amortization (SG&A portion only)	65,039	69,666
Stock-based compensation expense	5,265	5,031
Merger and Acquisition-related costs	2,314	7,188
Restructuring-related costs	39,381	—
Other	3,071	2,593
Adjusted EBITDA selling, general and administrative expenses - continuing operations	$956,255	$979,909
Percent of revenues - continuing operations	24.74%	25.14%

Adjusted EBITDA - continuing operations	$84,008	$104,129

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS GUIDANCE TO ADJUSTED EBITDA GUIDANCE

YEAR ENDING FEBRUARY 29, 2020

(In thousands)

(unaudited)

	Guidance Range
	Low	High

Total Revenues	$21,500,000	$21,900,000

Same store sales	0.00%	1.00%

Gross Capital Expenditures	$250,000	$250,000

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(220,000)	$(170,000)
Adjustments:
Interest expense	240,000	240,000
Income tax expense	5,000	15,000
Depreciation and amortization	340,000	340,000
LIFO charge	30,000	30,000
Lease termination and impairment charges	25,000	25,000
Restructuring-related costs	55,000	55,000
Other	25,000	25,000
Adjusted EBITDA	$500,000	$560,000

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS GUIDANCE TO ADJUSTED NET (LOSS) INCOME GUIDANCE

YEAR ENDING FEBRUARY 29, 2020

(In thousands)

(unaudited)

	Guidance Range
	Low	High

Net loss	$(220,000)	$(170,000)
Add back - income tax expense	5,000	15,000
Loss before income taxes	(215,000)	(155,000)

Adjustments:
Amortization expense	120,000	120,000
LIFO charge	30,000	30,000
Restructuring-related costs	55,000	55,000

Adjusted (loss) income before adjusted income taxes	(10,000)	50,000

Adjusted income tax (benefit) expense	(3,000)	14,000
Adjusted net (loss) income	$(7,000)	$36,000

Diluted adjusted net (loss) income per share	$(0.14)	$0.72